Consent of
                   Cayer, Prescott, Clune & Chatellier, LLP
                             Independent Auditors


We consent to the reference of our firm under the caption "Experts" in the Prospectus of HispanAmerica Corp. that is made a part of this Registration Statement filed on Form SB-2, dated April 4, 2003 and to inclusion therein of our report dated February 1, 2003, with respect to the financial statements of HispanAmerica Corp., as of September 30, 2002 and for the period then ended.

Very truly yours

/s/

Cayer, Prescott, Clune & Chatellier, LLP
Providence, Rhode Island
April 4, 2003